UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 21, 2016, Crown Castle International Corp., a Delaware corporation (“Borrower”), entered into a credit agreement (“New Credit Facility”) with the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank N.A., as administrative agent.

The New Credit Facility provides for aggregate commitments of $5.5 billion, consisting of (a) a $2.5 billion senior unsecured revolving credit facility (“Revolver”), (b) a $2.0 billion senior unsecured term loan facility (“Term Loan”), and (c) a $1.0 billion senior unsecured 364-Day revolving credit facility (“364-Day Facility”). The Revolver includes subfacilities for the issuance of letters of credit in an aggregate face amount of up to $50.0 million. The Term Loan and 364-Day Facility were fully drawn on January 21, 2016. As of January 21, 2016, $855,000,000 of the Revolver was drawn, with the balance of approximately $1.6 billion under the Revolver remaining available.

The New Credit Facility provides that the Borrower has the right to seek commitments to provide additional term loan facilities (or increases in the aggregate principal amount of the Term Loan) or additional revolving credit commitments in an aggregate principal amount not to exceed an additional $2.5 billion.  The lenders under the New Credit Facility are not under any obligation to provide any such additional term loan facilities (or increases in the aggregate principal amount of the Term Loan) or revolving credit commitments.

The proceeds of the Term Loan, the 364-Day Facility and the Revolver, together with cash on hand, were used by the Borrower on January 21, 2016, (i) to prepay existing indebtedness outstanding under the credit agreement dated as of January 31, 2012 (“Existing Credit Facility”), by and among Crown Castle Operating Company, the Borrower, the lenders and issuing banks from time to time party thereto, Morgan Stanley Senior Funding Inc., as co-documentation agent, and Mizuho Bank, Ltd., as administrative agent, (ii) to pay transaction costs associated with the foregoing and (iii) for general corporate purposes. The proceeds of future borrowing under the Revolver may be used for general corporate purposes (including repayment or prepayment of debt and acquisitions and other investments). Letters of credit issued under the New Credit Facility may be used for general corporate purposes.

Borrowings under the New Credit Facility will bear interest at a rate per annum equal to, at the Borrower’s option, either (a) a base rate determined by reference to the higher of (1) the interest rate announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period multiplied by the Statutory Reserve Rate (as defined in the New Credit Facility) or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing multiplied by the Statutory Reserve Rate, in each case plus an applicable margin. The applicable margin for borrowings will be determined by reference to a grid based on the Borrower’s senior unsecured debt rating, and such applicable margin will range from 0.125% to 1.00% per annum with respect to base rate borrowings and 1.125% to 2.00% per annum with respect to LIBO rate borrowings.

In addition to paying interest on outstanding principal under the Revolver and 364-Day Facility, the Borrower will be required to pay a commitment fee in respect of the unutilized commitments thereunder, payable quarterly in arrears. Commitment fees will be determined by reference to a grid based on the Borrower’s senior unsecured debt rating, and such commitment fees will range from 0.125% to 0.350% for the Revolver and 0.100% to 0.300% for the 364-Day Facility.

The Borrower will be permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the New Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBO rate loans.

The Term Loan will mature on January 21, 2021 and will amortize in an amount equal to (a) 2.50% of the original principal amount per year for each of the first and second years after the borrowing of the Term Loan, payable in equal quarterly installments, (b) 5.00% of the original principal amount per year for the third and fourth years after the borrowing of the Term Loan, payable in equal quarterly installments, and (c) 10.00% of the original principal amount per year for the fifth year after the borrowing of the Term Loan, payable in equal quarterly installments, with the remaining balance to be due at the maturity of the Term Loan. The Revolver will mature on January 21, 2021 and is not subject to amortization or mandatory scheduled commitment reductions. The 364-Day Facility will mature on January 19, 2017 and is not subject to amortization; however, the commitments under the 364-Day Facility will be automatically reduced on a dollar-for-dollar basis by the amount of net proceeds of any issuance by the Borrower of debt securities after the closing date of the New Credit Facility, and loans outstanding under the 364-Day Facility will be required to be repaid to the extent that the aggregate principal amount of such loans outstanding exceeds the commitments under the 364-Day Facility as so reduced.

The New Credit Facility requires the Borrower to maintain compliance with a maximum ratio of consolidated total net debt to consolidated EBITDA of 6.50 to 1.00 (which may be adjusted to 7.00 to 1.00 for the three fiscal quarters following certain qualified acquisitions) and a maximum ratio of consolidated senior secured debt to consolidated EBITDA of 3.50 to 1.00, and places certain restrictions on the ability of the Borrower and its restricted subsidiaries to, among other things, incur debt and liens; merge, consolidate or liquidate; dispose of assets; enter into hedging arrangements; pay dividends and make other restricted payments; undertake transactions with affiliates; enter into restrictive agreements on dividends and other distributions; change fiscal periods; and designate unrestricted subsidiaries. In addition, if any two of the Borrower's senior unsecured debt ratings from S&P, Moody's or Fitch are below investment grade, the Borrower will be required to maintain compliance with a minimum ratio of consolidated EBITDA to consolidated debt service of 2.50 to 1.00.

The New Credit Facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, invalidity of loan documents and certain changes in control.

The above summary of the New Credit Facility is qualified in its entirety by reference to the complete terms and provisions of the New Credit Facility filed herewith as Exhibit 10.1.

ITEM 1.02 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 21, 2016, in connection with the effectiveness of the New Credit Facility, the Borrower terminated the commitments under the Existing Credit Facility and repaid all outstanding loans thereunder.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01, which is incorporated by reference into this Item 2.03.

ITEM 8.01 – OTHER EVENTS

In addition, on January 21, 2016 the Company issued a press release announcing the completion of the New Credit Facility.  The January 21, 2016 press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of January 21, 2016, among Crown Castle International Corp., the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press release dated January 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date:  January 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of January 21, 2016, among Crown Castle International Corp., the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press release dated January 21, 2016

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